UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

First State Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-54644

45-4371783

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

1514 N. 35th Street, Seattle, WA

98103

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 206-422-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Item 5.07

Submission of Matters to a Vote of Security Holders

On January 10, 2014 the annual meeting of the shareholders of First State Capital Investments, Inc. (the “Company”) was held at the principal offices of the company, 1514 N. 35th Street, Seattle, WA,   98103.  All shareholders of the company were in attendance: all shareholders in attendance represented all (100%) of the issued and outstanding shares of common stock of the company.  The following matters were submitted to a vote of the shareholders of the company:

ELECTION OF THE BOARD OF DIRECTORS FOR 2014 AND 2015.

Upon a unanimous vote of all of the Shareholders, with all Shareholders voting all of the shares of stock, Ms. Sallye W. Soltner and Mr. William D. Kyle were unanimously elected to Directorship Positions on the Board of Directors for the calendar years 2014 and 2015.

Number of shareholders authorized to vote:

2

Number of shareholders voting:

2

Number of shares authorized to vote:

200,000

Number of shares voting:

200,000

Number of shares voting in favor of Ms. Soltner:

200,000

Number of shares voting against Ms. Soltner:

-0-

Number of shares voting in favor of Mr. Kyle:

200,000

Number of shares voting against Mr. Kyle:

-0-

STOCK SPLIT

Upon a unanimous vote of all of the Shareholders, with all Shareholders voting, a 10:1 stock split of the common stock of the was approved.

Number of shareholders authorized to vote:

2

Number of shareholders voting:

2

Number of shares authorized to vote:

200,000

Number of shares voting:

200,000

Number of shares voting in favor of a 10:1 stock split:

200,000

Number of shares voting against a 10:1 stock split:

-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Capital Investments, Inc.

(Registrant)

Date: January 10, 2014

/s/ William D. Kyle

William D. Kyle

Director, CFO